Exhibit 99.1  Capital City Bank Group, Inc.'s Press Release, dated
              January 29, 2004

[CCBG LOGO]                                          For Information Contact:
Corporate Headquarters                                     J. Kimbrough Davis
217 North Monroe Street                              Executive Vice President
Tallahassee, FL 32301                                 Chief Financial Officer
                                                               (850) 671-0610


                                                                 News Release
                                       For Immediate Release January 29, 2004

                   CAPITAL CITY BANK GROUP, INC. REPORTS
                              2003 EARNINGS OF
                      $1.90 PER DILUTED SHARE, UP 9.3%

HIGHLIGHTS
* 2003 earnings of $25.2 million, or $1.90 per diluted share, represent increases of 9.1% and 9.3%, respectively, over 2002. Fourth quarter 2003 earnings of $6.1 million, or $.46 per diluted share, represent decreases of 9.3% and 9.5%, respectively over the fourth quarter 2002.

* Operating revenue up 5.8% over 2002 driven by a 16.2% increase in noninterest income.

* YTD efficiency ratio of 63.39% represents a 19 basis point improvement over 2002.

* Continued strong credit quality as indicated by a nonperforming asset ratio of .54% and a net charge-off ratio of .27%.





EARNINGS HIGHLIGHTS

                                                         Three Months Ended            Twelve Months Ended
                                                 ---------------------------------    ---------------------
                                                 Dec. 31,    Sept. 30,    Dec. 31,    Dec. 31,     Dec. 31,
(Dollars in thousands, except per share data)      2003        2003         2002        2003        2002
-----------------------------------------------------------------------------------------------------------
EARNINGS
Net Income                                        $ 6,096       6,296       6,722      25,193      23,082
Diluted Earnings Per Common Share <F1>            $  0.46        0.47        0.51        1.90        1.74
-----------------------------------------------------------------------------------------------------------
PERFORMANCE
Return on Average Equity                            11.98%      12.55       14.38       12.82       12.85
Return on Average Assets                             1.33        1.38        1.51        1.40        1.34
Net Interest Margin                                  5.12        5.26        5.44        5.30        5.47
Noninterest Income as % of Operating Revenue        33.82       33.96       33.76       33.13       30.16
Efficiency Ratio                                    65.80       63.47       61.68       63.39       63.58
-----------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
Tier 1 Capital Ratio                                12.88%      12.98       12.03       12.88       12.03
Total Risk-Based Capital Ratio                      13.79       13.92       13.00       13.79       13.00
Leverage Ratio                                       9.51        9.19        8.46        9.51        8.46
Equity to Assets                                    10.98       10.73       10.22       10.98       10.22


EARNINGS HIGHLIGHTS

                                                         Three Months Ended            Twelve Months Ended
                                                 ---------------------------------    ---------------------
                                                 Dec. 31,    Sept. 30,    Dec. 31,    Dec. 31,     Dec. 31,
(Dollars in thousands, except per share data)      2003        2003         2002        2003        2002
-----------------------------------------------------------------------------------------------------------
ASSET QUALITY
Allowance as % of Non-Performing Loans             529.80%     183.35      497.72      529.80      497.72
Allowance as a % of Loans                            0.93        0.94        0.97        0.93        0.97
Net Charge-Offs as % of Average Loans                0.25        0.28        0.25        0.27        0.23
Nonperforming Assets as % of Loans and ORE           0.54        0.63        0.30        0.54        0.30
----------------------------------------------------------------------------------------------------------
STOCK PERFORMANCE <F1>
High                                              $ 46.83       40.93       32.04       46.83       32.04
Low                                                 36.62       35.00       22.26       26.81       18.12
Close                                               45.99       38.16       31.35       45.99       31.35
Average Daily Trading Volume                       10,586       9,810      13,118      11,175      14,597
----------------------------------------------------------------------------------------------------------

<F1>  All share and per share data have been restated to reflect the 5-for-4 stock split effective
      June 13, 2003.



TALLAHASSEE -- Capital City Bank Group, Inc. (NASDAQ: CCBG) reported earnings for the year ended 2003 totaling $25.2 million, or $1.90 per diluted share. This compares to $23.1 million, or $1.74 per diluted share in 2002, an increase of 9.1% and 9.3%, respectively. For fourth quarter 2003, earnings totaled $6.1 million, or $.46 per diluted share. This compares to $6.7 million, or $.51 per diluted share in 2002, decreases of 9.3% and 9.5%, respectively. The Return on Average Assets was 1.40% and the Return on Average Equity was 12.82% for the year compared to 1.34% and 12.85%, respectively, for 2002.

The increase in full year 2003 earnings was primarily attributable to growth in operating revenues (defined as the total of net interest income and noninterest income) of 5.8%, driven by 16.2% growth in noninterest income. The increase in noninterest income reflects higher deposit fees, merchant service fee income and mortgage banking revenues. The decrease in fourth quarter 2003 earnings, versus the comparable period in 2002, was attributable to a decline in noninterest income, specifically mortgage banking revenues.

William G. Smith, Jr., President and CEO, stated, "2003 was another solid year for Capital City. We approach 2004 with enthusiasm and confidence. Our strategy as a super community bank in the relationship banking business is proving to be very successful."

Net interest income in 2003 grew by $1.1 million, or 1.3%, over 2002 due to lower funding costs and a shift in the earning assets mix, partially offset by declining asset yields attributable to the low interest rate environment. The full year 2003 net interest margin of 5.30% declined 17 basis points from the comparable period in 2002. Compared to fourth quarter 2002, net interest income decreased in the fourth quarter of 2003 by $611,000, reflecting margin pressure driven by lower asset yields. The net interest margin for fourth quarter 2003 was 5.12%, a decline of 32 basis points from the comparable period in 2002. The margin, in terms of both amount and percent, may decline slightly over the next quarter as historically low interest rates continue to prevail, driving earning asset yields lower.

Provision for loan losses for the year totaled $3.4 million compared to $3.3 million in 2002. Net charge-offs totaled $3.5 million, or .27% of average loans for the year compared to $2.9 million, or .23% for 2002. At year-end the allowance for loan losses was .93% of outstanding loans and provided coverage of 530% of nonperforming loans.

Noninterest income improved $5.8 million, or 16.2%, over 2002 due to higher deposit fees, merchant service fee income and mortgage banking revenues. The higher deposit fees are primarily attributable to growth in NSF/overdraft fees. Merchant service fee income improved due to increased transaction volume and was partially offset with higher interchange service fees, which is reflected in noninterest expense. Mortgage banking revenues increased due to strong production and sale of fixed rate mortgages. Noninterest income was 2.3% of average assets for the year ended 2003, a 23 basis point improvement over 2002, and represented 33.1% of operating revenue, a 297 basis point improvement over 2002. Noninterest income generated in the fourth quarter of 2003 was 3.1% lower than the third quarter due to a decline in mortgage production, which fell 46.2%. The slight rise in mortgage rates during the last half of 2003 significantly slowed the level of mortgage production, particularly refinancing activity.

Noninterest expense grew by $3.8 million, or 4.7% over 2002 due primarily to higher pension costs, medical insurance premiums, associate salaries, and merchant service interchange fees. The increase in salary expense was driven by higher performance-based compensation. Higher occupancy expense (due to office expansion) and maintenance/repair expense also contributed to the increase. The year-to-date efficiency ratio (defined as noninterest expense less intangible amortization divided by tax equivalent net interest income plus noninterest income) improved 19 basis points to 63.39%, driven by 5.8% growth in operating revenues.

Income tax expense for 2003 was $13.6 million, up 7.0% over 2002. The effective rate was 35.0%, down from 35.4% in 2002. Following a recent IRS examination, the company performed an evaluation of all its tax accounts. Upon completion of this analysis in the fourth quarter of 2003, the company determined certain tax accounts should be adjusted to more appropriately reflect its current and deferred assets and liabilities. As a result, income tax expense was reduced by approximately $500,000 in the current quarter.

Average earning assets increased $44.7 million, or 2.8%, in the fourth quarter of 2003 over the comparable period in 2002. This increase in earning assets reflects growth in average loans of $36.8 million, or 2.8%, and growth of $10.5 million in the Company's investment portfolio. The residential loan portfolio, which declined significantly year over year, began to stabilize in the fourth quarter. Management anticipates the pace of loan refinancing to slow in 2004 resulting in loan production producing greater net growth for the total loan portfolio.

Nonperforming assets totaled $7.3 million, or .54% of total loans and other real estate at year-end. This compares to .63% for the third quarter of 2003, and .30% for the year ended 2002. The increase in the nonperforming ratio compared to 2002 is due to one large other real estate parcel in the amount of $3.9 million. The sale of this parcel is not expected to result in a loss.

Average total deposits increased $46.3 million, or 3.3%, from fourth quarter 2002. The increase was primarily a result of growth in nonmaturity deposits, which created a favorable shift in deposit mix and a positive impact on the Company's cost of funds.

The Company ended the fourth quarter with approximately $115.6 million in average net overnight funds as compared to $118.1 million in the fourth quarter of 2002. Average net overnight funds decreased from the previous quarter and are anticipated to remain near or slightly below current levels during the first quarter of 2004.

Capital City Bank Group, Inc. is a $1.8 billion financial services company headquarted in Tallahassee, Florida, providing traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services. Founded in 1895, the Company has 57 banking offices, 73 ATMs and 11 Bank 'N Shop locations in 22 counties in Florida, Georgia, and Alabama. The Company also has four mortgage lending offices located in four additional Florida communities.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this press release, that are not historical facts, contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a number of uncertainties and risks that have been described in Capital City Bank Group's annual report on Form 10-K for the fiscal year ended December 31, 2002, and the Company's other filings with the Securities and Exchange Commission. These uncertainties and risks could cause future results to differ materially from those anticipated by such statements.


CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited
------------------------------------------------------------------------------------------------------------------------------
                                                                        2003                        2002   Twelve Months Ended
                                                     -------------------------------------------  --------     December 31,
                                                       Fourth     Third      Second      First     Fourth  -------------------
(Dollars in thousands, except per share data)          Quarter   Quarter     Quarter    Quarter    Quarter    2003     2002
------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and Fees on Loans                           $ 22,489     23,066      23,363     23,174     23,628  $ 92,092   94,921
Interest on Investment Securities                       1,350      1,434       1,539      1,811      2,033     6,134    9,693
Interest on Funds Sold                                    274        303         332        352        391     1,261    1,481
-----------------------------------------------------------------------------------------------------------------------------
     Total Interest Income                             24,113     24,803      25,234     25,337     26,052    99,487  106,095
-----------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on Deposits                                    2,558      2,729       3,053      3,226      3,894    11,567   20,551
Interest on Short-term Borrowings                         319        282         340        329        236     1,270      767
Interest on Long-term Debt                                462        495         501        545        537     2,002    1,185
-----------------------------------------------------------------------------------------------------------------------------
Total Interest Expense                                  3,339      3,506       3,894      4,100      4,667    14,839   22,503
-----------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                    20,774     21,297      21,340     21,237     21,385    84,648   83,592
Provision for Loan Losses                                 850        921         886        779        863     3,436    3,297
-----------------------------------------------------------------------------------------------------------------------------
Net Interest Income after Provision for Loan Losses    19,924     20,376      20,454     20,458     20,522    81,212   80,295
=============================================================================================================================
NONINTEREST INCOME
Service Charge Revenue                                  4,155      4,123       4,074      3,967      4,033    16,319   12,749
Data Processing Revenue                                   656        578         611        558        512     2,403    2,006
Asset Management Fees                                     735        660         650        605        631     2,650    2,521
Mortgage Banking Revenue                                1,140      2,066       1,540      1,344      2,273     6,090    5,502
Other Fees                                              3,928      3,525       3,553      3,471      3,449    14,477   13,325
-----------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Income                          10,614     10,952      10,428      9,945     10,898    41,939   36,103
=============================================================================================================================
NONINTEREST EXPENSE
Compensation                                           11,107     11,870      11,003     11,138     10,922    45,118   42,142
Premises                                                1,504      1,589       1,510      1,369      1,477     5,972    5,719
FF&E                                                    2,123      2,048       1,874      1,795      2,021     7,840    7,677
Intangible Amortization                                   810        810         810        811        811     3,241    3,242
Other Expense                                           6,140      5,189       5,556      5,325      5,799    22,207   21,845
-----------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Expense                         21,684     21,503      20,753     20,438     21,030    84,378   80,625
=============================================================================================================================

OPERATING PROFIT                                        8,854      9,825      10,129      9,965     10,390    38,773   35,773
Provision for Income Taxes                              2,758      3,529       3,689      3,604      3,668    13,580   12,691
-----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                           $  6,096      6,296       6,440      6,361      6,722   $25,193   23,082
=============================================================================================================================
PER SHARE DATA <F1>
Basic Earnings                                       $   0.47       0.47        0.49       0.48       0.51   $  1.91     1.75
Diluted Earnings                                         0.46       0.47        0.49       0.48       0.51      1.90     1.74
Cash Dividends                                          0.180      0.170       0.170      0.136      0.139     0.656    0.502
AVERAGE SHARES <F1>
Basic                                                  13,223     13,209      13,209     13,207     13,189    13,222   13,225
Diluted                                                13,265     13,255      13,255     13,253     13,238    13,251   13,274
=============================================================================================================================

<F1>  All share and per share data have been restated to reflect the 5-for-4 stock split effective June 13, 2003.


CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited
-----------------------------------------------------------------------------------------------------------------
                                                                          2003                            2002
                                                     ----------------------------------------------    ----------
                                                       Fourth       Third      Second       First        Fourth
(Dollars in thousands, except per share data)          Quarter     Quarter     Quarter     Quarter       Quarter
-----------------------------------------------------------------------------------------------------------------
ASSETS
Cash and Due From Banks                              $   93,140     105,407      98,388      85,976        89,823
Funds Sold                                              125,452     161,579     168,773     176,428       170,936
-----------------------------------------------------------------------------------------------------------------
     Total Cash and Cash Equivalents                    218,592     266,986     267,161     262,404       260,759

Investment Securities, Available-for-Sale               181,734     162,734     170,745     190,119       180,315

Loans, Net of Unearned                                1,341,632   1,322,888   1,332,387   1,311,556     1,285,221
  Allowance for Loan Losses                             (12,429)    (12,424)    (12,434)    (12,437)      (12,495)
-----------------------------------------------------------------------------------------------------------------
     Loans, Net                                       1,329,203   1,310,464   1,319,953   1,299,119     1,272,726

Premises and Equipment                                   54,011      55,347      53,132      51,484        48,897
Intangible Assets                                        25,792      26,603      27,413      28,223        29,034
Other Assets                                             37,170      32,289      32,186      33,168        33,040
-----------------------------------------------------------------------------------------------------------------
     Total Other Assets                                 116,973     114,239     112,731     112,875       110,971
-----------------------------------------------------------------------------------------------------------------
Total Assets                                         $1,846,502   1,854,423   1,870,590   1,864,517     1,824,771
=================================================================================================================
LIABILITIES
Deposits:
  Noninterest Bearing Deposits                       $  455,550     456,302     456,050     426,269       406,081
  Interest Bearing Deposits                           1,018,655   1,029,139   1,042,527   1,032,801     1,028,119
-----------------------------------------------------------------------------------------------------------------
     Total Deposits                                   1,474,205   1,485,441   1,498,577   1,459,070     1,434,200

Short-Term Borrowings                                   108,184     112,255     101,629     140,138       113,675
Long-Term Debt                                           46,475      38,016      57,664      53,651        71,745
Other Liabilities                                        14,829      19,820      17,251      20,644        18,620
-----------------------------------------------------------------------------------------------------------------
Total Liabilities                                     1,643,693   1,655,532   1,675,121   1,673,503     1,638,240
-----------------------------------------------------------------------------------------------------------------
SHAREOWNERS' EQUITY
Common Stock                                                132         132         132         106           106
Additional Paid-in-Capital                               16,157      15,578      15,447      15,120        14,717
Retained Earnings                                       185,134     181,395     177,346     173,152       168,587
Accumulated Other Comprehensive Income                    1,386       1,786       2,544       2,636         3,121
-----------------------------------------------------------------------------------------------------------------
Total Shareowners' Equity                               202,809     198,891     195,469     191,014       186,531
-----------------------------------------------------------------------------------------------------------------
Total Liabilities and Owners' Equity                 $1,846,502   1,854,423   1,870,590   1,864,517     1,824,771
=================================================================================================================
OTHER BALANCE SHEET DATA
Earning Assets                                       $1,648,818   1,647,201   1,671,905   1,678,103     1,636,472
Intangible Assets
  Goodwill                                                6,680       6,680       6,680       6,680         6,680
  Deposit Base                                           19,112      19,923      20,733      21,543        22,354
Interest Bearing Liabilities                          1,173,314   1,179,410   1,201,820   1,226,590     1,213,539
-----------------------------------------------------------------------------------------------------------------
Book Value Per Diluted Share <F1>                    $    15.27       15.00       14.73       14.42         14.08
Tangible Book Value Per Diluted Share <F1>                13.33       13.00       12.67       12.28         11.89
-----------------------------------------------------------------------------------------------------------------
Actual Basic Shares Outstanding <F1>                     13,236      13,222      13,221      13,207        13,196
Actual Diluted Shares Outstanding <F1>                   13,280      13,256      13,267      13,254        13,245
=================================================================================================================

<F1> All shares and per share data have been restated to reflect the 5-for-4 stock split effective June 13, 2003.


CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
  AND NONPERFORMING ASSETS
Unaudited
-----------------------------------------------------------------------------------------------------------------
                                                                          2003                            2002
                                                     ----------------------------------------------    ----------
                                                       Fourth       Third      Second       First        Fourth
(Dollars in thousands, except per share data)          Quarter     Quarter     Quarter     Quarter       Quarter
-----------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period                         $12,424      12,434      12,437      12,495        12,462
Acquired Reserves                                            0           0           0           0             0
Provision for Loan Losses                                  850         921         886         779           863
Net Charge-Offs                                            845         931         889         837           830
-----------------------------------------------------------------------------------------------------------------
Balance at End of Period                               $12,429      12,424      12,434      12,437        12,495
=================================================================================================================
As a % of Loans                                           0.93%       0.94        0.93        0.95          0.97
As a % of Nonperforming Loans                           529.80      183.35      331.15      485.06        497.72
As a % of Nonperforming Assets                          170.24      148.51      244.73      329.89        325.14
=================================================================================================================
CHARGE-OFFS
Commercial, Financial and Agricultural                 $    46          61         177         142           136
Real Estate - Construction                                   0           0           0           0             0
Real Estate - Mortgage                                       0          91           0           0             0
Real Estate - Residential                                   58         119          32          19            65
Consumer                                                 1,054         937         916         887           874
-----------------------------------------------------------------------------------------------------------------
Total Charge-Offs                                      $ 1,158       1,208       1,125       1,048         1,075
=================================================================================================================
RECOVERIES
Commercial, Financial and Agricultural                 $    13          73          42          14            14
Real Estate - Construction                                   0           0           0           0             0
Real Estate - Mortgage                                       0           0           0           0            20
Real Estate - Residential                                   17           0           0           0             1
Consumer                                                   283         204         194         197           210
-----------------------------------------------------------------------------------------------------------------
Total Recoveries                                       $   313         277         236         211           245
=================================================================================================================
NET CHARGE-OFFS                                        $   845         931         889         837           830
=================================================================================================================
Net Charge-Offs as a % of Average Loans <F1>              0.25%       0.28        0.27        0.26          0.25
=================================================================================================================
RISK ELEMENT ASSETS
Nonaccruing Loans                                      $ 2,346       6,776       3,755       2,564         2,510
Restructured                                                 0           0           0           0             0
-----------------------------------------------------------------------------------------------------------------
  Total Nonperforming Loans                              2,346       6,776       3,755       2,564         2,510
Other Real Estate                                        4,955       1,590       1,326       1,206         1,333
-----------------------------------------------------------------------------------------------------------------
  Total Nonperforming Assets                           $ 7,301       8,366       5,081       3,770         3,843
=================================================================================================================
Past Due Loans 90 Days or More                         $   328         410       1,976       1,685         2,453
=================================================================================================================
Nonperforming Loans as a % of Loans                       0.17%       0.51        0.28        0.20          0.20
Nonperforming Assets as a % of
   Loans and Other Real Estate                            0.54        0.63        0.38        0.29          0.30
Nonperforming Assets as a % of Capital <F2>               3.39        3.96        2.44        1.85          1.93
=================================================================================================================

<F1>  Annualized
<F2>  Capital includes allowance for loan losses.


CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
-----------------------------------------------------------------------------------------------------
                                                  Fourth Quarter 2003           Third Quarter 2003
                                               -------------------------    -------------------------
                                               Average           Average    Average           Average
(Dollars in thousands)                         Balance  Interest  Rate      Balance  Interest  Rate
------------------------------------------------------------------------    -------------------------
ASSETS:
Loans, Net of Unearned Interest              $1,329,673  $22,527   6.72%    1,336,139  23,114   6.86

Investment Securities
  Taxable Investment Securities                 133,029      744   2.31       108,234     841   3.09
  Tax-Exempt Investment Securities               58,006      875   6.03        60,306     898   5.96
----------------------------------------------------------------------------------------------------

Total Investment Securities                     191,035    1,649   3.45       168,540   1,739   4.12

Funds Sold                                      115,561      274   0.93       130,010     303   0.91
----------------------------------------------------------------------------------------------------

Total Earning Assets                          1,636,269  $24,450   5.93%    1,634,689  25,156   6.11
                                                         ===============               =============
Cash and Due From Banks                          81,272                        80,246
Allowance For Loan Losses                       (12,494)                      (12,534)
Other Assets                                    114,505                       113,604
-------------------------------------------------------                     ---------
Total Assets                                 $1,819,522                     1,816,005
=======================================================                     =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                               $  273,497  $   130   0.19%      263,729     151   0.23
  Money Market Accounts                         215,540      242   0.44       220,924     257   0.46
  Savings Accounts                              111,957       28   0.10       111,644      28   0.10
  Time Deposits                                 429,209    2,158   1.99       434,206   2,293   2.10
----------------------------------------------------------------------------------------------------
                                              1,030,203    2,558   0.99     1,030,503   2,729   1.05

Short-Term Borrowings                           103,606      319   1.22        92,316     282   1.21
Long-Term Debt                                   42,881      462   4.27        53,041     495   3.70
----------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities            1,176,690  $ 3,339   1.13%    1,175,860   3,506   1.18
                                                         ===============               =============

Noninterest Bearing Deposits                    420,892                       421,376
Other Liabilities                                20,031                        19,709
-------------------------------------------------------                     ---------
Total Liabilities                             1,617,613                     1,616,945

SHAREOWNERS' EQUITY:                         $  201,939                       199,060
-------------------------------------------------------                     ---------
Total Liabilities and Shareowners' Equity    $1,813,552                     1,816,005
=======================================================                     =========
Interest Rate Spread                                     $21,111   4.80%               21,650   4.93
========================================================================               =============
Interest Income and Rate Earned                          $24,450   5.93                25,156   6.11
Interest Expense and Rate Paid <F2>                        3,339   0.81                 3,506   0.85
------------------------------------------------------------------------               -------------
Net Interest Margin                                      $21,111   5.12%               21,650   5.26
========================================================================               =============

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
-------------------------------------------------------------------------------------------------------------------------------
                                                  Second Quarter 2003         First Quarter 2003          Fourth Quarter 2002
                                               -------------------------   -------------------------   ------------------------
                                               Average           Average   Average           Average   Average          Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate     Balance  Interest  Rate
--------------------------------------------   -------------------------   -------------------------   ------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,316,705  $23,403  7.13%   1,289,161   23,220  7.30    1,292,892   23,696  7.27

Investment Securities
  Taxable Investment Securities                  118,494      929  3.13      138,646    1,180  3.41      113,951    1,380  4.82
  Tax-Exempt Investment Securities                62,552      923  5.90       64,772      955  5.89       66,610      986  5.92
-------------------------------------------------------------------------------------------------------------------------------

Total Investment Securities                      181,046    1,852  4.09      203,418    2,135  4.21      180,561    2,366  5.23

Funds Sold                                       114,382      332  1.15      122,708      352  1.15      118,082      391  1.30
-------------------------------------------------------------------------------------------------------------------------------

Total Earning Assets                           1,612,133  $25,587  6.37%   1,615,287   25,707  6.45    1,591,535   26,453  6.60
                                                          ==============               =============               ============
Cash and Due From Banks                           74,537                      82,453                      75,630
Allowance For Loan Losses                        (12,531)                    (12,619)                    (12,634)
Other Assets                                     112,852                     111,536                     107,643
--------------------------------------------------------                   ---------                   ---------
Total Assets                                  $1,786,991                   1,796,657                   1,762,174
========================================================                   =========                   =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  256,675      193  0.30      262,618      202  0.31      255,452      293  0.45
  Money Market Accounts                          211,314      392  0.74      214,539      420  0.79      219,429      557  1.01
  Savings Accounts                               109,424       68  0.25      106,241       65  0.25      105,741       98  0.36
  Time Deposits                                  434,515    2,400  2.22      434,825    2,539  2.37      444,798    2,946  2.63
-------------------------------------------------------------------------------------------------------------------------------
                                               1,011,928    3,053  1.21    1,018,223    3,226  1.29    1,025,420    3,894  1.51

Short-Term Borrowings                            102,510      340  1.33      106,798      329  1.25       83,119      235  1.15
Long-Term Debt                                    54,434      501  3.69       72,372      545  3.05       68,665      538  3.11
-------------------------------------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,168,872  $ 3,894  1.34%   1,197,393    4,100  1.39    1,177,204    4,667  1.57
                                                          ==============               ============                ============

Noninterest Bearing Deposits                     403,870                     389,540                     379,398
Other Liabilities                                 19,468                      19,308                      20,160
--------------------------------------------------------                   ---------                   ---------
Total Liabilities                              1,592,210                   1,606,241                   1,576,762

SHAREOWNERS' EQUITY:                          $  194,781                     190,416                     185,412
--------------------------------------------------------                   ---------                   ---------
Total Liabilities and Shareowners' Equity     $1,786,991                   1,796,657                   1,762,174
========================================================                   =========                   =========
Interest Rate Spread                                      $21,693  5.03%               21,607  5.06                21,786  5.03
========================================================================               ============                ============
Interest Income and Rate Earned                           $25,587  6.37                25,707  6.45                26,453  6.60
Interest Expense and Rate Paid <F2>                         3,894  0.97                 4,100  1.03                 4,667  1.16
------------------------------------------------------------------------               ------------                ------------
Net Interest Margin                                       $21,693  5.40                21,607  5.42                21,786  5.44
========================================================================               ============                ============

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
----------------------------------------------------------------------------------------------------
                                                   Twelve Months Ended         Twelve Months Ended
                                                    December 31, 2003           December 31, 2002
                                               --------------------------   -------------------------
                                               Average            Average   Average           Average
(Dollars in thousands)                         Balance   Interest  Rate     Balance  Interest  Rate
-------------------------------------------------------------------------   -------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,918,080  $ 92,264  7.00%   1,256,107    95,222  7.58

Investment Securities
  Taxable Investment Securities                  124,541     3,724  2.98      135,865     6,941  5.09
  Tax-Exempt Investment Securities                61,387     3,651  5.95       68,915     4,133  6.00
-----------------------------------------------------------------------------------------------------

Total Investment Securities                      185,928     7,375  3.97      204,780    11,074  5.41

Funds Sold                                       120,672     1,261  1.03       95,613     1,481  1.53
-----------------------------------------------------------------------------------------------------

Total Earning Assets                           1,624,680  $100,900  6.21%   1,556,500   107,777  6.92
                                                          ===============               =============
Cash and Due From Banks                           79,625                       72,960
Allowance For Loan Losses                        (12,544)                     (12,409)
Other Assets                                     113,134                      110,129
--------------------------------------------------------                    ---------
Total Assets                                  $1,804,895                    1,727,180
========================================================                    =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  264,159       676  0.26%     241,873     1,272  0.53
  Money Market Accounts                          215,597     1,311  0.61      224,275     2,904  1.30
  Savings Accounts                               109,837       189  0.17      104,967       500  0.48
  Time Deposits                                  433,176     9,390  2.17      493,956    15,875  3.21
-----------------------------------------------------------------------------------------------------
                                               1,022,769    11,566  1.13    1,065,071    20,551  1.93

Short-Term Borrowings                            101,274     1,270  1.25       72,594       767  1.06
Long-Term Debt                                    55,594     2,003  3.60       30,423     1,185  3.90
-----------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,179,637  $ 14,839  1.26%   1,168,088    22,503  1.93
                                                          ===============               =============

Noninterest Bearing Deposits                     409,039                      359,928
Other Liabilities                                 19,631                       19,512
--------------------------------------------------------                    ---------
Total Liabilities                              1,608,307                    1,547,528

SHAREOWNERS' EQUITY:                          $  196,588                      179,652
--------------------------------------------------------                    ---------
Total Liabilities and Shareowners' Equity     $1,804,895                    1,727,180
========================================================                    =========
Interest Rate Spread                                      $ 86,061  4.95%                85,274  4.99
=========================================================================               =============
Interest Income and Rate Earned                           $100,900  6.21                107,777  6.92
Interest Expense and Rate Paid <F2>                         14,839  0.91                 22,503  1.45
-------------------------------------------------------------------------               -------------
Net Interest Margin                                       $ 86,061  5.30%                85,274  5.47
-------------------------------------------------------------------------               -------------

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.

                                                 10